Contact:

                                                                  Kley Parkhurst
                                                        ePlus Investor Relations

                                                               Tel: 703-709-1924
                                                            kparkhurst@eplus.com

For 8:00 A.M. Release on April 16, 2001


  EPLUS ANNOUNCES PRELIMINARY ESTIMATES FOR ITS 4TH QUARTER OF $0.20 PER SHARE,
                       BEATING CONSENSUS ESTIMATES BY 18%

HERNDON, VA - April 16, 2001 - ePlus inc. (Nasdaq: "PLUS"), a leading provider of remotely-hosted, Web-based e-procurement, asset management, and financing solutions, today announced that it anticipates earning $0.20 per share for its fourth quarter ending 3/31/01, which exceeds consensus Wall Street estimates and its prior guidance of $0.17 per share by $.03, or 18%.

Phillip G. Norton, chairman, president and chief executive officer said, "We are pleased to announce that our preliminary fourth quarter results are $0.20, well above consensus estimates. Our stronger than expected financial performance is the result of powerful synergies between our legacy businesses and our e-commerce services. The legacy businesses give us a strong and loyal customer base, value added services to cross-sell, and a foundation of profitability. Our e-commerce services generate additional revenues, and increase the margin in our legacy businesses. The net effect is that we have created a powerful model for profitability, even in the current economy."

Mr. Norton continued, "ePlusSuite is the right solution to help companies reduce both internal and external costs, and it continues to be in high demand in our target market. We recently introduced subscription-based pricing, which is a great alternative to license fees or transaction fees for the middle market and larger enterprises. In the current economic climate, companies are focusing on reducing costs and getting better service. We believe ePlusSuite is the most comprehensive single-source, outsourced solution in the market, and provides the best ROI for customers."

The results presented herein are preliminary and without audit. Final unaudited results will be announced via press release and conference call in June, and audited results will be published in the Company's Form 10-K, to be filed within 90 days from 3/31/01.

ePlus, ePlusSuite, Procure+, Manage+, and Service+ are trademarks of ePlus inc. Finance+ is a registered service mark of ePlus inc.

About ePlus:

ePlus is a leading provider of remotely-hosted, Web-based e-procurement, asset management, and financing solutions. ePlus both simplifies and shortens the implementation process by including customized workflow management and hosting the Procure+ and Manage+ solutions for its customers.

ePlus has 173 e-commerce customers which includes 120 implemented customers. Founded in 1990, the company is headquartered in Herndon, VA and has more than 20 locations in the US. For more information, visit our website at www.eplus.com, call 800-827-5711 or email to info@eplus.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, may be deemed to contain forward-looking statements. Actual and anticipated future results may vary due to the following risks and uncertainties, including, without limitation, general economic conditions; fluctuations in operating results; its ability to effectively manage future growth, to retain and efficiently integrate our executive management team, and to identify, hire, train and retain, in a highly competitive market, individuals highly skilled in the Internet and its rapidly changing technology; the lack of long-term contracts in certain business units; its ability to enter into and retain its existing, strategic relationships; market acceptance; rapid technological change; a decline in Internet usage and intense competition in its market; its ability to effectively integrate the operational, managerial and financial aspects of future acquisitions; demand and competition for the Company's lease financing and equipment sales and asset management services, and the products to be leased or sold by the Company; the continued availability to the Company of adequate financing including permanent non-recourse and recourse debt, and working capital lines of credit; the ability of the Company to recover its investment in equipment through remarketing; the successful execution of its e-commerce strategy; the amount of equipment ordered, purchased and/or leased by its customers; and other risks or uncertainties detailed in the Company's Securities and Exchange Commission filings. Investors are cautioned that current financial results may not be indicative of future results.


                                       2


                                      *****